UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 27, 2019

CEN BIOTECH, INC.

(Exact name of registrant as specified in its charter)

Ontario, Canada	000-55557	-
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7405 Tecumseh Road East Suite 300

Windsor, Ontario

Canada

N8T 1G2

(Address of principal executive offices, including zip code)

(519) 419-4958

(Registrant’s telephone number, including area code)

Not applicable.

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

☑

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.02. Termination of a Material Definitive Agreement.

As disclosed in the Current Reports on Form 8-K, filed with the Securities and Exchange Commission on June 21, 2019, and August 29, 2019, on June 21, 2019, CEN Biotech, Inc. (the “Company”), entered into a Merger Agreement (the “Merger Agreement”) with Caduceus Software Systems Corp. (“CSOC”), Caduceus Merger Sub, Inc., a Wyoming corporation and a wholly owned subsidiary of CSOC (the “Merger Sub”). Pursuant to the Merger Agreement, the Company, the Merger Sub and CSOC agreed to effect a merger transaction, pursuant to which the Company would merge with and into the Merger Sub, with the Company surviving and being a wholly owned subsidiary of CSOC (the “Merger”).

The Merger Agreement was subsequently amended to extend the termination date under the Merger Agreement (i.e., the date following which a party to the Merger Agreement may terminate the Merger Agreement if the Merger and the transactions in the Merger Agreement have not closed as of that time) from August 30, 2019 to December 31, 2019 and also to remove the prohibition in the Merger Agreement from the Company soliciting or initiating discussions with third parties regarding other acquisition proposals.

It was planned that upon the closing of the Merger, that each share of the Company’s issued and outstanding common stock, no par value per share, would be converted into and become one (1) fully paid and nonassessable share of common stock, par value $0.001 per share, of CSOC.

Pursuant to the Merger Agreement, the Company had the unilateral right to terminate the Merger Agreement in the event that the Company’s due diligence review of CSOC and Merger Sub were unsatisfactory to the Company in its sole discretion. Following a careful due diligence review of CEN and Merger Sub, the Board of the Company decided that such due diligence review was unsatisfactory, and therefore the Company terminated the Merger Agreement as of November 27, 2019 (the “Termination”).

There were no termination penalties incurred or payable by the Company in connection with the Termination.

Item 7.01	Regulation FD Disclosure.

On November 27, 2019, the Company issued a press release regarding the Termination (the “Press Release”). The Press Release is furnished hereto as Exhibit 99.1.

The information contained in the Press Release is being furnished and shall not be deemed filed for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1**	Press Release dated November 27, 2019.

*Filed herewith.

**Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CEN Biotech, Inc.

Date: November 27, 2019	By:	/s/ Alex Tarrabain
Alex Tarrabain
Chief Financial Officer